MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

June 4, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

Micron Enviro Systems Inc., Evaluating Additional Alberta Oil Sands Prospects

Micron Enviro Systems, Inc.’s (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) wishes to announce that it is currently evaluating additional Alberta Oil Sands prospects.  A final decision on any of these potential new acquisitions is anticipated shortly.

Bernard McDougall, President of Micron stated “This is a great time to be in the Alberta Oil Sands.  The price of oil continues to trade near the high end of historic prices and we have now started to see a significant amount of attention and acquisitions being completed by major international companies within the Alberta Oil Sands.  Micron plans to continue to build the Alberta Oil Sands assets of the Company, as management feels that area of focus will provide the largest potential growth to the Company and to enhance shareholder value.  We have been extremely active in 2007 on completing new acquisitions in the Alberta Oil Sands, and based on our ability to acquire new leases, management is confident that additional quality leases will be acquired in the future.  The Company recently achieved oil saturation levels on the Leismer Oil Sands Prospect that were as high as 94.8%. This Leismer prospect lies directly between and contiguous to Petrobank and North American Oil Sands, which was recently purchased for approximately $1.9 billion by Statoil of Norway.  It is apparent that the major oil companies throughout the world feel that Oil Sands companies may be undervalued with oil prices at these levels, especially in the light of geopolitical issues in the Middle East, Venezuela, Nigeria and Russia.  The Alberta Oil Sands are one of the only regions in the world that is increasing its oil production and is in one of the most politically and economically safe countries on earth. It would not be surprising to management to see additional consolidation in the Oil Sands.”

Micron is an emerging oil and gas company that now has exposure to eight separate leases consisting of interests in 24.5 gross sections (15,500 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, and has a 4.17 % net interest in the 4.5 additional Oil Sands sections.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com